                                                                      Exhibit 3

                      ARTICLES OF INCORPORATION AND BY-LAWS

The following  documents of the Seller,  Navistar Financial Retail Receivables
Corporation, are incorporated herein by reference:

3.1  Restated   Certificate  of  Incorporation  of  Navistar  Financial  Retail
     Receivables Corporation  (as  amended  and in effect on June 5, 1995).
     Filed on  Registration  No. 33-50291.

3.2  The  By-Laws  of  Navistar   Financial  Retail   Receivables   Corporation.
     Filed  on Registration No. 33-50291.